UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2005

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	000-27234 (Commission File Number)	94-3007502 (I.R.S. Employer Identification No.)

5970 Optical Court
San Jose, California 95138-1400
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.05. Costs Associated with Exit or Disposal Activities.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     On April 15, 2005, Photon Dynamics Canada Inc. and Service Results Technology Inc. entered into a sublease of Photon Dynamics Canada Inc.’s facilities in Markham, Ontario, Canada, in which Photon Dynamics Canada Inc. subleased the entire 50,015 square feet of space under its original lease to Bruce N. Huntley Contracting Limited. The term of the sublease with Service Results Technology Inc. is from June 1, 2005 until October 31, 2007, and the sublease rental is $26,049.46 (CAD) per month, subject to an increase to approximately $28,133.44 (CAD) per month beginning on November 1, 2006.

     Photon Dynamics expects to record a charge in the third quarter of fiscal 2005 of approximately $150,000 related to the remaining lease obligations, net of sublease income.

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On April 15, 2005, Photon Dynamics, Inc. committed to a plan for termination of all activities in its Markham, Ontario, Canada location in connection with a desire to consolidate its Markham office with certain of its other offices. The current activities in this facility, consisting of research and development related to Photon Dynamics’ PanelMaster inspection systems, will be consolidated with Photon Dynamics’ research and development organizations in Daejon, Korea and San Jose, California. Terminations affecting up to thirty-two employees are expected to take place in three phases: April 18, 2005, September 30, 2005 and March 31, 2006. Employees not terminated on April 18, 2005 are being offered retention bonuses in exchange for completing assigned objectives. The amount of severance benefits, retention bonuses and related employee costs expected to be paid during the third and fourth quarters of fiscal 2005 is approximately $300,000 and $370,000, respectively. In addition, Photon Dynamics expects to pay up to approximately $600,000 for severance benefits, retention bonuses and related employee costs in the second quarter of fiscal 2006. Certain employees will be offered permanent employment elsewhere and would be provided with certain relocation benefits in lieu of the severance benefits and retention bonuses noted above.

     Photon Dynamics does not expect any financial impact on the value of inventory or equipment resulting from this termination plan, as those assets are expected to be able to be utilized in other locations.

     Concurrent with the plan of termination, Photon Dynamics, through its Canadian subsidiary, also entered into an agreement on April 15, 2005 to sublet its facility in Markham, Ontario, Canada for the remainder of the original lease term which expires on October 31, 2007, as more fully detailed in Item 1.01 above.

     The statements in this Form 8-K under Items 1.01 and 2.05 relating to the estimated financial impact in future periods resulting from the sublease of Photon Dynamics’ facilities in Markham, Ontario, Canada and the plan of termination of all activities in such facility are forward-looking statements. These forward-looking statements are based on current expectations on the date of the filing of this Form 8-K and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to, the following: Photon Dynamics’ employees that are offered retention bonuses or continued employment may not elect to accept such offers which could disrupt operations as well as the timing and amount of costs, and the ability of Photon Dynamics to successfully utilize the assets to be transferred from its Markham facility to other locations. As a result, Photon Dynamics’ actual results may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “Factors Affecting Operating Results” in Photon Dynamics’ Quarterly Report on Form 10-Q as filed on February 9, 2005 with the Securities and Exchange Commission. Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.
Dated: April 21, 2005	By:	/s/ Richard Okumoto
Richard Okumoto
Chief Financial Officer and Secretary